Filed Pursuant to Rule 424(b)(5)
                                                   Registration Number 333-57382

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 6, 2001)

                                2,500,000 Shares

                          (DENBURY RESOURCES INC. LOGO)

                             Denbury Resources Inc.

                                  Common Stock

--------------------------------------------------------------------------------


The selling stockholders named in this prospectus supplement are selling 2,500,000 shares of common stock of Denbury Resources Inc. We will not receive any of the proceeds from the sale of these shares.

Our common stock is listed on the New York Stock Exchange under the symbol "DNR." On March 6, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $11.38 per share.

Investing in the shares involves risks. See "Risks Factors" beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus.

Lehman Brothers has agreed to purchase the common stock from the selling stockholders at a price of $10.95 per share, resulting in aggregate proceeds of $27,375,000 to the selling stockholders. Lehman Brothers proposes to offer the common stock offered by this prospectus supplement from time to time for sale in one or more transactions on the New York Stock Exchange at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices, subject to prior sale when, as and if delivered to and accepted by Lehman Brothers. See "Underwriting."

The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 375,000 shares of common stock at the same price and on the same terms and conditions as set forth above to cover over-allotments, if any. Denbury has agreed to pay expenses incurred by the selling stockholders in connection with this offering, other than the underwriting discount.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lehman Brothers expects to deliver the shares on or about March 12, 2003.

--------------------------------------------------------------------------------

                                 LEHMAN BROTHERS

March 6, 2003

                                                 TABLE OF CONTENTS

                                               PROSPECTUS SUPPLEMENT


                                                                                                              PAGE
Summary......................................................................................................   S-1
Risk Factors.................................................................................................   S-3
Use of Proceeds..............................................................................................   S-9
Selling Stockholders.........................................................................................  S-10
Underwriting.................................................................................................  S-12
Notice to Canadian Residents.................................................................................  S-14
Legal Matters................................................................................................  S-15
Glossary.....................................................................................................  S-15


                                                   PROSPECTUS


                                                                                                              PAGE
About This Prospectus........................................................................................     3
Where You Can Find More Information..........................................................................     3
Risk Factors.................................................................................................     4
Forward-Looking Statements...................................................................................     5
The Company..................................................................................................     6
Ratio of Earnings to Fixed Charges...........................................................................     7
Use of Proceeds..............................................................................................     7
Description of Debt Securities...............................................................................     8
Description of Capital Stock.................................................................................    16
Description of Depositary Shares.............................................................................    17
Description of Warrants......................................................................................    18
Selling Shareholders.........................................................................................    19
Plan of Distribution.........................................................................................    19
Legal Opinions...............................................................................................    20
Experts......................................................................................................    21

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information and includes disclosures that would pertain if at some time in the future we or selling stockholders were to sell debt securities, capital stock, depositary shares or warrants. Thus, the accompanying prospectus contains data which does not apply to this offering.

     If  the   description  of  the  offering  varies  between  this  prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

                                     SUMMARY

     This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the caption "Risk Factors" and the detailed information or financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement, the terms "we," "our" and "us" except as otherwise indicated or as the context otherwise indicates, refer to Denbury Resources Inc. and its subsidiaries. Oil and natural gas terms used in this prospectus supplement are defined in the "Glossary" section.

                                   THE COMPANY

     We are an independent oil and natural gas company engaged in acquisition, development and exploration activities in the U.S. Gulf Coast region. We are the largest producer of oil and natural gas in Mississippi and have significant operations onshore Louisiana and in the offshore Gulf of Mexico. Our strategy is to increase the value of our properties in our core areas through a combination of acquisitions, exploitation, drilling and proven engineering extraction processes, including secondary (waterflood) and tertiary (carbon dioxide or CO2 injection) recovery techniques.

     We believe that CO2 flooding is the most efficient tertiary recovery mechanism for crude oil. Our ownership of critical CO2 assets, our dominant position as the largest producer in Mississippi and our inventory of prospects have positioned us to increase our reserves there at attractive finding costs. In our CO2 operations in Mississippi, we believe that there are significant additional reserves in fields controlled by us along our CO2 pipeline in addition to our proved reserves in this area.

     We have a well-balanced portfolio of development, exploitation and exploration projects, including long- lived oil and shorter-lived natural gas properties. We operate our largest fields, which gives us a significant advantage through being able to control our cost structure and the timing of major operational decisions. A key to our growth has been our strategy of exploitation and development of acquired properties, with a goal of doubling the reserves in place at the time of acquisition.

     As of December 31, 2002, we had estimated proved reserves of 130.7 MMBOE, with a PV-10 Value of $1.43 billion. Of these proved reserves, 66% are proved developed and 26% are natural gas. We have an established track record for reserve and production growth, with an average compound annual growth rate over the four-year period ended December 31, 2002, of 38% in proved reserves and 36% in production. Our 2002 average production was 35,573 BOE/d, which was 53% oil and 47% natural gas. From 1999 to 2002, we had a 20% compounded annual growth rate in net asset value per share, based on the year-end PV-10 Value of our proved reserves using constant prices of $25.00 per barrel of oil and $4.00 per Mcf of natural gas in each period. We are continuing to focus upon growth in our net asset value per share, principally through debt reduction and increases in our reserve value using constant prices.

     We manage our operations and financial resources conservatively to enable us to execute our business plan over the entire commodity price cycle. Our goal is to maintain a ratio of debt to operating cash flow of not more than approximately 2.0 to 1.0. We hedge a portion of our commodity price risk to help protect a base level of cash flow for budgeted capital expenditures and projected economics of properties we acquire.

     Our principal executive office is located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024 and our telephone number is 972-673-2000.

                                  THE OFFERING


Common stock offered by the
selling stockholders:                              2.5 million shares

Common stock outstanding on
March 1, 2003:                                     53.7 million shares

Use  of  proceeds:                                 We will not receive any of the  proceeds from the sale of shares
                                                   by  the selling   stockholders.   The  selling stockholders  will  receive
                                                   all net  proceeds  from  the sale of shares of our common stock offered in this prospectus supplement.

New York Stock Exchange symbol:                    DNR

     As of March 1, 2003, options to acquire approximately 5.7 million shares of common stock at a weighted average exercise price of $8.98 per share were outstanding.

     The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 375,000 shares of common stock.

                                 RISK FACTORS

     There are a number of risks associated with investing in Denbury and in our industry. You should consider carefully the following risk factors, in addition to the risk factors and other information contained in this prospectus supplement, in the accompanying prospectus and in the documents that are incorporated by reference, before you decide to purchase our stock.

OIL AND NATURAL GAS PRICES ARE VOLATILE. A SUBSTANTIAL DECREASE IN OIL AND NATURAL GAS PRICES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

Our future financial condition, results of operations and the carrying value of our oil and natural gas properties depend primarily upon the prices we receive for our oil and natural gas production. Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flow from operations is highly dependent on the prices that we receive for oil and natural gas. This price volatility also affects the amount of our cash flow available for capital expenditures and our ability to borrow money or raise additional capital. The amount we are able to borrow or have outstanding under our bank credit facility is subject to semi-annual redeterminations based on current prices at the time of redetermination. In the short-term, our production is balanced between oil and natural gas, but long-term, oil prices are likely to affect us more than natural gas prices because approximately 74% of our reserves are oil. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

     o    the level of consumer demand for oil and natural gas;

     o    the domestic and foreign supply of oil and natural gas;

     o the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

     o    the price of foreign oil and natural gas;

     o    domestic governmental regulations and taxes;

     o    the price and availability of alternative fuel sources;

     o    weather conditions;

     o    market uncertainty;

     o political conditions or hostilities in oil and natural gas producing regions, including the Middle East; and

     o    worldwide economic conditions.

     These factors and the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could have a material adverse effect on our financial condition, results of operations and reserves. If the oil and natural gas industry experiences significant price declines, we may, among other things, be unable to meet our financial obligations or make planned expenditures.

WE COULD INCUR A WRITE-DOWN  OF THE  CARRYING  VALUES OF OUR  PROPERTIES  IN THE
FUTURE DEPENDING ON OIL AND NATURAL GAS PRICES, WHICH COULD NEGATIVELY IMPACT OUR NET INCOME.

     Under the full cost method of accounting, SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves, determined using a 10% per year discount and unescalated prices in effect as of the end of each fiscal quarter (PV-10 Value). Capital costs in excess of the ceiling must be permanently written down. The changes in oil and natural gas prices have a significant impact on our PV-10 Value, and thus a decline in prices could cause a write-down which would negatively affect our net income.

OUR PRODUCTION WILL DECLINE IF OUR ACCESS TO SUFFICIENT AMOUNTS OF CARBON DIOXIDE IS LIMITED.

     The crude oil production from our tertiary recovery projects depends on our having access to sufficient amounts of carbon dioxide. Our ability to produce this oil would be hindered if our supply of carbon dioxide were limited due to problems with our current CO2 producing wells and facilities, including compression equipment, or catastrophic pipeline failure. Our anticipated future production growth is also dependent on our ability to increase the production volumes of CO2. If our crude oil production were to decline, it could have a material adverse effect on our financial condition and results of operations.

ESTIMATING OUR RESERVES, PRODUCTION AND FUTURE NET CASH FLOW IS DIFFICULT TO DO WITH ANY CERTAINTY.

     Estimating quantities of proved oil and natural gas reserves is a complex process. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors, such as future commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs, and the assumed effect of governmental regulation. There are numerous uncertainties about when a property may have proved reserves as compared to potential or probable reserves, particularly relating to our tertiary recovery operations. Actual results most likely will vary from our estimates. Also, the use of a 10% discount factor for reporting purposes, as prescribed by the SEC, may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our reserves to be overstated.

     The reserve data included in documents incorporated by reference represent only estimates. You should not assume that the present values referred to in this prospectus supplement and other documents incorporated by reference represent the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, the estimates of present values are based on prices and costs as of the date of the estimates. Actual future prices and costs may be materially higher or lower than the prices and cost as of the date of the estimate.

     At December 31, 2002, approximately 34% of our estimated proved reserves were undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and may require successful drilling operations. The reserve data assumes that we can and will make these expenditures and conduct these operations successfully, but these assumptions may not be accurate, and this may not occur.

OUR FUTURE PERFORMANCE DEPENDS UPON OUR ABILITY TO FIND OR ACQUIRE ADDITIONAL OIL AND NATURAL GAS RESERVES THAT ARE ECONOMICALLY RECOVERABLE.

     Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and natural gas production and lower revenues and cash flows from operations. We historically have replaced reserves through both drilling and acquisitions. We may not be able to continue to replace reserves at acceptable costs. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to maintain or expand our oil and natural gas reserves if cash flows from operations are reduced, due to lower oil or natural gas prices or otherwise, or if external sources of capital become limited or unavailable. If we do not continue to make significant capital expenditures, or if our outside capital resources become limited, we may not be able to maintain our growth rate. In addition, our drilling activities are subject to numerous risks, including the risk that no commercially productive oil or natural gas reserves will be encountered. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered.

OUR FAILURE, IN THE LONG TERM, TO COMPLETE FUTURE ACQUISITIONS SUCCESSFULLY COULD REDUCE OUR EARNINGS AND SLOW OUR GROWTH.

     Acquisitions are an essential part of our long-term growth strategy, and our ability to acquire additional properties on favorable terms is key to our long-term growth. There is intense competition for acquisition opportunities in our industry. The level of competition varies depending on numerous factors. Depending on conditions in the acquisition market, it may be difficult or impossible for us to identify properties for acquisition or we may not be able to make acquisitions on terms that we consider economically acceptable. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to obtain debt and equity financing and, in some cases, regulatory approvals. Our ability to pursue our long-term growth strategy may be hindered if we are not able to obtain financing or regulatory approvals. Our ability to grow through acquisitions and manage growth will require us to continue to invest in operational, financial and management information systems and to attract, retain, motivate and effectively manage our employees. The inability to manage the integration of acquisitions effectively could reduce our focus on subsequent acquisitions and current operations, which, in turn, could negatively impact our earnings and growth. Our financial position and results of operations may fluctuate significantly from period to period, based on whether or not significant acquisitions are completed in particular periods.

THERE ARE RISKS IN ACQUIRING OIL AND NATURAL GAS PROPERTIES.

     Our long-term business strategy includes growing our reserve base through acquisitions. We are continually identifying and evaluating acquisition opportunities such as our August 2002 COHO acquisition and the acquisition of Matrix Oil and Gas, Inc. in 2001. However, the magnitude of these acquisitions, together with the inherent difficulty in evaluating the acquired properties and forecasting reserves, may result in our inability to achieve or maintain targeted production levels. In that case, our ability to realize the total economic benefit from an acquisition may be reduced or eliminated.

     The acquisition of oil and gas properties involves uncertainties and requires an assessment of several factors, including recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact, and it is generally not possible to review in detail every individual property involved in an acquisition. We generally assume preclosing liabilities and often are not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. Often, we acquire interests in properties on an "as is" basis with limited or no remedies for breaches of representations and warranties. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploration projects. We will not be able to assure you that our acquisitions will achieve desired profitability objectives. We may assume cleanup or reclamation obligations in connection with these acquisitions, and the scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

     Acquisitions may involve a number of other special risks, including:

     o    diversion of management attention from existing operations;

     o unexpected losses of key employees, customers and suppliers of the acquired business;

     o conforming the financial, technological and management standards, processes, procedures and controls of the acquired business with those of our existing operations; and

     o increasing the scope, geographic diversity and complexity of our operations.

OIL AND NATURAL GAS DRILLING AND PRODUCING OPERATIONS INVOLVE VARIOUS RISKS.

     Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be discovered. There can be no assurance that new wells drilled by us will be productive or that we will recover all or any portion of our investment in such wells. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting drilling, operating and other costs. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or natural gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Further, our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including:

     o    unexpected drilling conditions;

     o    title problems;

     o    pressure or irregularities in formations;

     o    equipment failures or accidents;

     o    adverse weather conditions;

     o    compliance with environmental and other governmental requirements; and

     o cost of, or shortages or delays in the availability of, drilling rigs, equipment and services.

     Our operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including encountering well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, release of contaminants into the environment and other environmental hazards and risks.

     The nature of these risks is such that some liabilities could exceed our insurance policy limits, or, as in the case of environmental fines and penalties, cannot be insured. We could incur significant costs that could have a material adverse effect upon our financial condition due to these risks.

     Our CO2 tertiary recovery projects require a significant amount of electricity to operate the facilities. If these costs were to increase significantly, it could have a material adverse effect upon the profitability of these operations.

WE ARE SUBJECT TO COMPLEX FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     Exploration for and development, exploitation, production and sale of oil and natural gas in the United States are subject to extensive federal, state and local laws and regulations, including complex tax laws and environmental laws and regulations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations could harm our business, results of operations and financial condition. We may be required to make large expenditures to comply with environmental and other governmental regulations. In addition, in connection with the Matrix acquisition, we acquired several offshore properties which are regulated by the Minerals Management Service of the U.S. Department of Interior. Accordingly, our offshore properties will undergo more frequent on-site governmental reviews and will be subject to a greater number of compliance procedures, which could result in increased compliance or operating costs or production being delayed or suspended.

     Matters subject to regulation include oil and gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials, discharge permits for drilling operations, spacing of wells, environmental protection, reports concerning operations, and taxation. Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, reclamation costs, remediation and clean-up costs and other environmental damages.

SHORTAGES OF OIL FIELD EQUIPMENT, SERVICES AND QUALIFIED PERSONNEL COULD REDUCE OUR CASH FLOW AND ADVERSELY AFFECT RESULTS OF OPERATIONS.

     The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. There have also been shortages of drilling rigs and other equipment, as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. As an example, during 2001 we experienced significantly higher costs for drilling rigs and other related services. We cannot be certain when we will experience these same issues and these types of shortages or price increases could significantly decrease our profit margin, cash flow and operating results or restrict our ability to drill those wells and conduct those operations which we currently have planned and budgeted.

WE DEPEND ON OUR KEY PERSONNEL.

     We believe our continued success depends on the collective abilities and efforts of our senior management. The loss of one or more key personnel could have a material adverse effect on our results of operations. We do not have any employment agreements and do not maintain any key man life insurance policies. Additionally, if we are unable to find, hire and retain needed key personnel in the future, our results of operations could be materially and adversely affected.

AFTER THIS OFFERING OUR CONTROLLING STOCKHOLDER WILL STILL HOLD A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING COMMON STOCK.

     Affiliates of the Texas Pacific Group beneficially own approximately 36.8% of our outstanding common stock before this offering and will own approximately 32.2% following this offering (or approximately 31.5% if the underwriter's over-allotment option is exercised). Their representatives currently hold four of nine seats on our board of directors. No immediate plans have been made, nor do any arrangements exist, regarding their representatives continuing to serve as board members. As a result of its ownership and provisions of our certificate of incorporation and bylaws, the Texas Pacific Group has historically had the effective ability to elect all our directors and to control our business and affairs, including decisions with respect to the acquisition or disposition of assets, the future issuance of our common stock or other securities, dividend policy and decisions with respect to our drilling, operating and acquisition expenditure plans. While the Texas Pacific Group owns less than 50% of our stock, they still are our largest single stockholder and still control such a large portion of our stock that their effective control will not be significantly diminished. Since our certificate of incorporation requires a two-thirds majority vote by the board of directors on most significant transactions, such as significant asset purchases and sales, issuances of equity and debt, changes in the board of directors and other matters, assuming that representatives of the Texas Pacific Group continue to hold over one-third of the board seats as they currently do, they will still be able to veto any decisions on these matters solely by themselves after the offering.

OUR LEVEL OF INDEBTEDNESS MAY ADVERSELY AFFECT OPERATIONS AND LIMIT OUR GROWTH.

     As of March 1, 2003, we had approximately $95 million of borrowing capacity available under our bank credit facility at the current borrowing base of $220 million. The next semi-annual redetermination of the borrowing base will be on April 1, 2003. Our bank borrowing base is adjusted at the banks' discretion and is based in part upon external factors over which we have no control. In the event our then redetermined borrowing base is less than our outstanding borrowings under the facility, we will be required to repay the deficit over a period of six months. We may also incur additional indebtedness in the future under our bank credit facility in connection with our acquisition, development, exploitation and exploration of oil and natural gas producing properties.

     As of December 31, 2002 our long-term debt comprised approximately 48% of our total capitalization.

     If oil and natural gas prices were to decline significantly, particularly for an extended period of time, our degree of leverage could increase substantially. This could have important consequences to stockholders, including but not limited to, reduced cash flow, which could reduce our capital expenditures, our future production growth, our ability to borrow funds, and increase our vulnerability to general economic conditions.

OUR USE OF HEDGING ARRANGEMENTS COULD RESULT IN FINANCIAL LOSSES OR REDUCE OUR INCOME.

     To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and may in the future enter into hedging arrangements for a portion of our oil and natural gas production. Hedging arrangements expose us to risk of financial loss in some circumstances, including when:

     o    production is less than expected;

     o the counter-party to the hedging contract defaults on its contract obligations (as was the case with respect to our hedges placed in 2001 with an Enron subsidiary as counter-party, which resulted in our suffering a loss); or

     o there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

     In addition, these hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas.

THE LOSS OF MORE THAN ONE OF OUR LARGE OIL AND NATURAL GAS PURCHASERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

     For the year ended December 31, 2002, two purchasers each accounted for more than 10% of our oil and natural gas revenues and in the aggregate, for 25% of these revenues. A loss of these purchasers could have a material adverse effect on the prices that we are able to obtain on our production.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will receive all net proceeds from the sale of shares of our common stock offered in this prospectus supplement.

                              SELLING STOCKHOLDERS

         The following table sets forth information concerning ownership of our capital stock as of March 1, 2003 by each selling stockholder. As of March 1, 2003, there were approximately 53.7 million shares of our common stock outstanding. The percentages shown below reflect the selling stockholders' ownership of our issued and outstanding common stock.

                                                                                                 SHARES OWNED
                                                  SHARES OWNED AS OF                           IMMEDIATELY AFTER
                                                     MARCH 1, 2003                               THIS OFFERING
                                             ----------------------------                  -------------------------
                                                                            SHARES TO BE
NAME AND ADDRESS OF BENEFICIAL OWNER             SHARES         PERCENT      OFFERED(1)      SHARES       PERCENT
------------------------------------
                                             --------------  ------------   -------------  ---------- --------------
Texas Pacific Group(2)                           19,774,314     36.8%        2,500,000(3)  17,274,314       32.2%(4)
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
----------

(1) TPG Partners, L.P.: 726,971 shares or a total of 836,017 shares if the underwriter exercises its over-allotment option in full.

     TPG Parallel I, L.P.: 72,448 shares or a total of 83,315 shares if the underwriter exercises its over-allotment option in full.

     TPG Partners II, L.P.: 1,448,931 shares or a total of 1,666,270 shares if the underwriter exercises its over- allotment option in full.

     TPG Parallel II, L.P.: 98,879 shares or a total of 113,711 shares if the underwriter exercises its over-allotment option in full.

     TPG Investors II, L.P.: 151,138 shares or a total of 173,809 shares if the underwriter exercises its over-allotment option in full.

     TPG 1999 Equity Partners II, L.P.: 1,633 shares or a total of 1,878 shares if the underwriter exercises its over- allotment option in full.

(2) These shares are held by affiliates of the Texas Pacific Group. Mr. Price and Mr. Bonderman, directors of Denbury, are directors, executive officers and shareholders of TPG Advisors, Inc. and TPG Advisors II, Inc. TPG Advisors, Inc. is the general partner of TPG GenPar, L.P., which in turn is the sole general partner of both TPG Partners, L.P. and TPG Parallel I, L.P. TPG Partners, L.P. and TPG Parallel I, L.P. are the direct beneficial owners of 6,323,182 shares of common stock. TPG Advisors II, Inc. is the general partner of TPG 1999 Equity Partners II, L.P. and also the general partner of TPG GenPar II, L.P., which in turn is the sole general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P. TPG 1999 Equity Partners II, L.P., TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors, II, L.P. are the direct beneficial owners of 13,451,132 shares of common stock.

(3)  Excluding any exercise of the underwriter's over-allotment option.

(4) If the underwriter exercises its over-allotment option covering 375,000 shares of common stock in full, the selling stockholders would own, after such exercise, approximately 31.5% of our outstanding common stock.

     As of March 1, 2003, TPG held approximately 36.8% of our outstanding common stock, giving TPG sufficient voting power to control the election of directors and to determine our corporate and management polices and enough voting power on our board of directors to veto actions requiring two-thirds board approval, such as mergers, consolidations, sales of all or substantially all of our assets, asset purchases and equity or debt issuances. Since December 1995, TPG has made four separate investments in our common stock.

     In April 1999, we entered into a registration rights agreement with TPG covering all 27,274,314 shares of our common stock that TPG then owned. The agreement provides TPG both demand and piggyback registration rights. Under the agreement, TPG has the demand right to cause us to file up to four registration statements. To date, TPG has exercised one demand to be included in a shelf registration, which is currently available for this offering. TPG's remaining demand rights expire on April 21, 2007, and are subject to black-out periods. Under the registration rights agreement, we cannot grant any registration rights to any other person on terms more favorable than those granted to TPG.

                                  UNDERWRITING

     We and the selling stockholders have entered into an underwriting agreement with Lehman Brothers Inc. ("Lehman Brothers"), as underwriter, with respect to the shares being offered by this prospectus supplement. Subject to certain conditions, the selling stockholders have agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the selling stockholders, the 2,500,000 shares of common stock offered hereby. The underwriting agreement provides that the obligations of the underwriter are subject to conditions that the underwriter will purchase all of the shares of common stock offered hereby, if any of these shares are purchased.

     The selling stockholders have granted Lehman Brothers an option, exercisable for 30 days after the date of this prospectus supplement to purchase up to 375,000 additional shares of common stock for $10.95 per share to cover over-allotments, if any.

     Lehman Brothers proposes to offer the shares of common stock offered by this prospectus supplement from time to time for sale in one or more transactions on the New York Stock Exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to prior sale when, as and if delivered to and accepted by Lehman Brothers. In connection with the sale of the shares of common stock offered by this prospectus supplement, Lehman Brothers may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts. Lehman Brothers may effect these transactions by selling shares to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from Lehman Brothers and/or the purchasers of the common stock for whom they may act as agents or to whom they sell as principal.

     We and the selling stockholders have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act and to contribute to payments the underwriter may be required to make in respect of these liabilities.

     We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $125,000. We have agreed to pay expenses incurred in connection with the offering that are customarily paid by the registering company. We will not pay any underwriting discounts or commissions.

NEW YORK STOCK EXCHANGE LISTING

     Our common stock is traded on the New York Stock Exchange under the symbol "DNR."

ELECTRONIC DISTRIBUTIONS

     A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Lehman Brothers and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. Lehman Brothers may agree with the selling stockholders to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by Lehman Brothers on the same basis as other allocations.

     Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on Lehman Brothers' or any selling group member's Web site and any information contained in any other Web site maintained by Lehman Brothers or a selling group member is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part, has not been approved and/or endorsed by us or Lehman Brothers or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

NO SALE OF SIMILAR SECURITIES

     The selling stockholders have each agreed, for a period of 60 days from the date of this prospectus supplement, not to (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exchangeable for common stock (other than the shares in this offering) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of Lehman Brothers. This consent may be given at any time without public notice.


STAMP TAXES

     Purchasers of the shares of our common stock offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering prices described on the cover of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirements that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

REPRESENTATIONS OF PURCHASERS

     By purchasing common stock in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

     o the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws;

     o where required by law, that the purchaser is purchasing as principal and not as agent; and

     o    the purchaser has reviewed the text above under Resale Restrictions.

RIGHTS OF ACTION - ONTARIO PURCHASERS

     Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

ENFORCEMENT OF LEGAL RIGHTS

     Most of our directors and all of our officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons located outside Canada. All of our assets and all or a substantial portion of the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.


                                  LEGAL MATTERS

     The validity of the shares of common stock to be sold in the offering will be passed upon for us by our counsel, Jenkens and Gilchrist, A Professional Corporation, Houston, Texas. Certain legal matters in connection with the offering will be passed upon for the underwriter by Andrews & Kurth L.L.P., Houston, Texas.


                                    GLOSSARY

     The terms defined in this section are used throughout this prospectus supplement:

Bbl One stock tank barrel of 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

BOE One barrel of oil equivalent using the ratio of one barrel of crude oil, condensate or natural gas liquids to 6 Mcf of natural gas.

BOE/d                               BOEs produced per day.

Mcf                                 One thousand cubic feet of natural gas.

MMBOE                               One million BOEs.

PV-10 Value                         When used with respect to oil and natural gas reserves, PV-10 Value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property-related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the
                                    Securities and Exchange Commission.

Proved Developed Reserves           Reserves that can be  expected to be recovered through existing wells with existing equipment and operating methods.

Proved Reserves                     The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved Undeveloped Reserves         Reserves Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is  required.

PROSPECTUS

                                  $200,000,000


                                [GRAPHIC OMITTED]
                             DENBURY RESOURCES INC.

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS

     Denbury Resources Inc. may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares or warrants. Our common stock may also be offered by certain selling shareholders. We will provide specific terms of these securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. You should read this prospectus and any supplement carefully before you invest.

     Our common stock is traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbol "DNR."

     This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is April 6, 2001

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

                                 ---------------

                                TABLE OF CONTENTS


                                                                                                      PAGE
ABOUT THIS PROSPECTUS                                                                                   3
WHERE YOU CAN FIND MORE INFORMATION.....................                                                3
RISK FACTORS............................................                                                4
FORWARD-LOOKING STATEMENTS..............................                                                5
THE COMPANY.............................................                                                6
RATIO OF EARNINGS TO FIXED CHARGES......................                                                7
USE OF PROCEEDS.........................................                                                7
DESCRIPTION OF DEBT SECURITIES..........................                                                8
  General...............................................                                                8
  Non U.S. Currency.....................................                                                9
  Original Issue Discount Securities....................                                                9
  Covenants.............................................                                                9
  Registration, Transfer, Payment and Paying Agent......                                               10
  Ranking of Debt Securities............................                                               11
  Global Securities.....................................                                               11
  Outstanding Debt Securities...........................                                               11
  Redemption and Repurchase.............................                                               12
  Conversion and Exchange...............................                                               12
  Consolidation, Merger and Sale of Assets..............                                               12
  Events of Default.....................................                                               12
  Modification and Waivers..............................                                               14
  Discharge, Termination and Covenant Termination.......                                               15
  Governing Law.........................................                                               15
  Regarding the Trustees................................                                               15
DESCRIPTION OF CAPITAL STOCK............................                                               16
  General...............................................                                               16
  Common Stock..........................................                                               16
  Preferred Stock.......................................                                               16
DESCRIPTION OF DEPOSITARY SHARES........................                                               17
DESCRIPTION OF WARRANTS.................................                                               18
SELLING SHAREHOLDERS....................................                                               19
PLAN OF DISTRIBUTION....................................                                               19
LEGAL OPINIONS..........................................                                               20
EXPERTS.................................................                                               21

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. In addition, under this shelf process, one or more selling shareholders may sell our common stock in one or more offerings, which will reduce the aggregate dollar amount we may sell. This prospectus provides you with a general description of the securities we or such selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

     As used in this prospectus, "Denbury," "we," "us," and "our" refer to Denbury Resources Inc. and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may view our reports electronically at the SEC's Internet site at http://www.sec.gov, or at our own website at http://www.denbury.com.

     This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:

     1.   Our Annual  Report on Form 10-K for the year ended  December 31, 2000;
          and

     2. The description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A filed on April 21, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

     You may request a copy of these filings at no cost, by writing or telephoning Phil Rykhoek, Chief Financial Officer and Corporate Secretary, Denbury Resources Inc., 5100 Tennyson Pkwy., Ste. 3000, Plano, Texas 75024, phone: (972) 673-2000.

                                  RISK FACTORS

     There are a number of risks associated with investing in Denbury and in our industry. You should carefully review the more detailed description of risk factors contained in the supplement to this prospectus.

     o Our revenue, profitability and cash flow depend upon the prices and demand for oil and gas. The markets for these commodities are very volatile and steep or prolonged drops in prices can harm us financially and hurt our ability to grow.

     o Texas Pacific Group has owned a majority of our outstanding common stock since April 1999. As such, Texas Pacific Group is able to determine all matters submitted for shareholder approval, control the election of directors, determine our corporate and management policies and approve a merger, consolidation or sale of all of our assets, all of which may adversely affect the market for our common stock.

     o Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Operating and developing oil and natural gas properties involves a number of inherent risks, including the risk of personal injury, environmental contamination or loss of wells. We may not be able to insure against all of these risks.

     o Our significant growth in recent years is attributable in significant part to our acquiring producing properties. Our ability to continue to make successful acquisitions is influenced by many factors beyond our control. A failure to acquire producing properties on a profitable basis in the future may significantly affect our profitability and growth.

     o Estimates of our proved developed oil and natural gas reserves and the resulting future net revenues contained in this prospectus and elsewhere are based on a number of uncertainties. A failure to realize our estimated prices or estimated production volumes could materially adversely effect our revenues, profitability and financial health.

     o    Our  ability to  conduct  operations  in a timely  and cost  effective
          manner  depends  on  the  availability  of  supplies,   equipment  and
          personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs and other equipment, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

     o We make, and will continue to make, substantial capital expenditures to acquire, develop, produce, explore and abandon our oil and natural gas reserves. Any decrease in our revenues, as a result of lower oil or gas prices or otherwise, could limit our ability to replace reserves or maintain production at current levels. If our cash flow from operations drops significantly, we may be unable to find additional debt or equity financing.

     o Our future success depends on our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable. Failure to do so will result in lower production and cash flow.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

     o    anticipated capital expenditures and budgets;

     o    future cash flows and borrowings;

     o    pursuit of potential future acquisition or drilling opportunities; and

     o    sources of funding for exploration and development.

     These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

     o    fluctuations of the prices received or demand for oil an natural gas;

     o    uncertainty  of  drilling  results,   reserve  estimates  and  reserve
          replacement;

     o    operating hazards;

     o    acquisition risks;

     o    unexpected substantial variances in capital requirements;

     o    environmental matters; and

     o    general economic conditions.

     Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2000.

     When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.

                                   THE COMPANY

     Denbury Resources Inc. is a growing independent oil and gas company engaged in acquisition, development and exploration activities in the U.S. Gulf Coast region. We are the largest oil and natural gas company in Mississippi, hold key operating acreage onshore in Louisiana and have a growing presence in the offshore Gulf of Mexico areas. We have two primary field offices, one in Laurel, Mississippi and the other in Houma, Louisiana. Our principal executive office is located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas (a suburb of Dallas) 75024 and our phone number is 972-673-2000.

     As of December 31, 2000, our seven largest fields constitute approximately 85% of our total proved reserves on a barrel of oil equivalent, "BOE," basis and 77% of our total proved reserves on the basis of present value of future net revenues, discounted at a rate of 10%, "PV10 Value." Within these seven fields we own an average 91% working interest and operate 94% of the wells. As of December 31, 2000, our estimated proved reserves were 87.4 million barrel of oil equivalents, "MMBOE," of which approximately 81% was oil.

     Through a combination of successful development and exploitation of our largest fields and strategic acquisitions, we have been successful in increasing daily production over the last five years at a compound annual growth rate of 27%, with average production for 2000 of 21,399 BOE per day. From our inception to December 31, 2000, approximately 60% of our reserves were generated from acquisitions and the balance was from internally generated exploration and development projects on existing properties. Over the last five years we have spent a total of approximately $367 million on acquisitions of oil and gas properties and approximately $317 million on exploration and development of existing properties.

As part of our corporate strategy, we follow these fundamental principles:

     o    remain focused in specific regions;

     o acquire properties where we believe additional value can be created through a combination of exploitation, development, exploration and marketing;

     o acquire properties that give us, or where we believe we can ultimately obtain, a majority working interest and operational control;

     o maximize the value of our properties by increasing production and reserves while reducing costs; and

     o maintain a highly competitive team of experienced and incentivized personnel.

     Our operations are currently focused in three specific geographical areas: the land and marshes of southern Louisiana and the Gulf of Mexico shelf; the eastern part of the Mississippi salt basin and western Mississippi. Most of our oil production comes from Mississippi and most of our natural gas production comes from Louisiana and offshore Gulf of Mexico.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our ratio of earnings to fixed charges:


                                            YEARS ENDED DECEMBER 31,
                                         ----------------------------------
                                         2000   1999   1998   1997    1996
                                         -----  ----   ----   -----   -----
Ratio of earnings to fixed charges       5.8X   1.3X    (a)   19.9X   4.4X

-------------------------------------

    (a) Earnings were insufficient to cover fixed charges by $28 million. The deficiency was primarily due to a $280 million writedown of the full cost pool as a result of low oil prices during 1998.

     For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as:

     o    income from continuing operations before income taxes;

     o    plus fixed charges; and

     o    less capitalized interest.

    Fixed charges are defined as the sum of the following:

     o    interest, including capitalized interest, on all indebtedness;

     o    amortization of debt issuance cost; and

     o that portion of rental expense which we believe to be representative of an interest factor.

                                USE OF PROCEEDS

     Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions. We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

     The net proceeds may be invested temporarily until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

     We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to herein as the "Senior Debt Securities," or subordinated obligations of ours issued in one or more series and referred to herein as the "Subordinated Debt Securities." The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to as the "Debt Securities." The Debt Securities will be general obligations of the Company. Each series of Debt Securities will be issued under an agreement, or "Indenture," between Denbury and an independent third party, usually a bank or trust company, known as a "Trustee," who will be legally obligated to carry out the terms of the Indenture. The name(s) of the Trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the Debt Securities under the same Indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

     This summary of certain terms and provisions of the Debt Securities and Indentures is not complete. If we refer to particular provisions of an Indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The Indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable Indenture for the provisions which may be important to you.

GENERAL

     The Indentures will not limit the amount of Debt Securities which we may issue. We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any Debt Securities being offered, including:

     o    the title and aggregate principal amount;

     o    the date(s) when principal is payable;

     o the interest rate, if any, and the method for calculating the interest rate;

     o the interest payment dates and the record dates for the interest payments;

     o    the places where the principal and interest will be payable;

     o    any  mandatory  or  optional   redemption   or  repurchase   terms  or
          prepayment,   conversion,   sinking   fund   or   exchangeability   or
          convertibility provisions;

     o whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the subordination provisions and the applicable definition of "Senior Indebtedness";

     o additional provisions, if any, relating to the defeasance and covenant defeasance of the Debt Securities;

     o if other than denominations of $1,000 or multiples of $1,000, the denominations the Debt Securities will be issued in;

     o whether the Debt Securities will be issued in the form of Global Securities, as defined below, or certificates;

     o whether the Debt Securities will be issuable in registered form, referred to as "Registered Securities," or in bearer form, referred to as "Bearer Securities" or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

     o    any applicable material federal tax consequences;

     o    the dates on which premiums, if any, will be payable;

     o our right, if any, to defer payment of interest and the maximum length of such deferral period;

     o    any paying agents, transfer agents, registrars or trustees;

     o    any listing on a securities exchange;

     o if convertible into common stock or preferred stock, the terms on which such Debt Securities are convertible;

     o the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of Debt Securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the Indenture as currently in effect;

     o    the initial offering price; and

     o other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the Debt Securities.

     The terms of the Debt Securities of any series may differ and, without the consent of the holders of the Debt Securities of any series, we may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

NON U.S. CURRENCY

     If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms with respect to such Debt Securities and such foreign currency will be specified in the applicable prospectus supplement.

ORIGINAL ISSUE DISCOUNT SECURITIES

     Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a substantial discount below their principal amount. Original Issue Discount Securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Subordinated Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

COVENANTS

    Under the Indentures, we will be required to:

     o pay the principal, interest and any premium on the Debt Securities when due;

     o    maintain a place of payment;

     o deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

     o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

     Any additional covenants will be described in the applicable prospectus supplement.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

     Unless otherwise indicated in a prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Securities.

     Unless  otherwise   indicated  in  a  prospectus   supplement,   Registered
Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

     Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

     Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on Bearer Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

     Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

     o issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

     o register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

     o exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

     o issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the Debt Security not to be so repaid.

RANKING OF DEBT SECURITIES

     The Senior Debt Securities will be unsubordinated obligations of ours and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The Subordinated Debt Securities will be obligations of ours and will be subordinated in right of payment to all existing and future Senior Indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to the Subordinated Debt Securities, and will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a "Depositary" identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities, a Global Debt Security may not be transferred except as a whole:

     o    by the Depositary to a nominee of such Depositary;

     o by a nominee of such Depositary to such Depositary or another nominee of such Depositary; or

     o by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of Global Bearer Securities will be described in the applicable prospectus supplement.

OUTSTANDING DEBT SECURITIES

     In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any authorization, demand, direction, notice, consent or waiver under the relevant Indenture, the amount of outstanding Debt Securities will be calculated based on the following:

     o the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination;

     o the principal amount of a Debt Security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security; and

     o any Debt Security owned by us or any obligor on such Debt Security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

REDEMPTION AND REPURCHASE

     The Debt Securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Denbury at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

CONVERSION AND EXCHANGE

     The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for common stock, preferred stock, or other Debt Securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each Indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each Indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

     We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, an Event of Default, as defined in the Indentures and applicable to Debt Securities issued under such Indentures, typically will occur with respect to the Debt Securities of any series under the Indenture upon:

     o default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any Debt Security of such series;

     o default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

     o default in deposit of any sinking fund payment when due with respect to any Debt Security of such series;

     o default by us in the performance, or breach, of any other covenant or warranty in such Indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable Trustee or the holders of not less than a fixed percentage in aggregate principal amount of the Debt Securities of all series issued under the applicable Indenture;

     o    certain events of bankruptcy, insolvency or reorganization of Denbury;
          or

     o any other Event of Default that may be set forth in the applicable prospectus supplement, including an Event of Default based on other debt being accelerated, known as a "cross-acceleration."

     No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. If the Trustee considers it in the interest of the holders to do so, the Trustee under an Indenture may withhold notice of the occurrence of a default with respect to the Debt Securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, interest, if any.

     Each Indenture will provide that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least a fixed percentage in principal amount of the Debt Securities of such series then outstanding may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. In the case of Original Issue Discount Securities, the Trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the Debt Securities of all series issued under the applicable Indenture.

     The applicable prospectus supplement will provide the terms pursuant to which an Event of Default shall result in acceleration of the payment of principal of Subordinated Debt Securities.

     In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of any series, the applicable Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

     No holder of any of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of such series:

     o have made written request to the Trustee to institute such proceeding as Trustee, and offered reasonable indemnity to the Trustee,

     o the Trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

     o the Trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Debt Securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Debt Security on or after the respective due dates expressed in the Debt Security.

     During the existence of an Event of Default under an Indenture, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to such series.

     The Indentures provide that the Trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the Debt Securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any Debt Security of such series when due or in the case of any default in the payment of any interest on the Debt Securities of such series.

     Denbury is required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indentures.

MODIFICATION AND WAIVERS

     From time to time, when authorized by resolutions of our board of directors and by the Trustee, without the consent of the holders of Debt Securities of any series, we may amend, waive or supplement the Indentures and the Debt Securities of such series for certain specified purposes, including, among other things:

     o    to cure ambiguities, defects or inconsistencies;

     o    to provide for the  assumption  of our  obligations  to holders of the
          Debt   Securities   of  such  series  in  the  case  of  a  merger  or
          consolidation;

     o to add to our Events of Default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the Debt Securities of such series;

     o to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities;

     o to establish the form or terms of Debt Securities of any series and any related coupons;

     o    to add guarantors with respect to the Debt Securities of such series;

     o    to secure the Debt Securities of such series;

     o to maintain the qualification of the Indenture under the Trust Indenture Act; or

     o to make any change that does not adversely affect the rights of any holder.

     Other amendments and modifications of the Indentures or the Debt Securities issued thereunder may be made by Denbury and the Trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding Debt Securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding Debt Security affected, no such modification or amendment may:

     o reduce the principal amount of, or extend the fixed maturity of the Debt Securities, or alter or waive any redemption, repurchase or sinking fund provisions of the Debt Securities;

     o reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof;

     o change the currency in which any Debt Securities or any premium or the accrued interest thereon is payable;

     o reduce the percentage in principal amount outstanding of Debt Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Debt Securities of such series;

     o impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities;

     o waive a default in payment with respect to the Debt Securities or any guarantee;

     o reduce the rate or extend the time for payment of interest on the Debt Securities;

     o    adversely affect the ranking of the Debt Securities of any series;

     o release any guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

     o solely in the case of a series of Subordinated Debt Securities, modify any of the applicable subordination provisions or the applicable definition of Senior Indebtedness in a manner adverse to any holders.

     The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the relevant Indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of that series, waive any past default under the applicable Indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding Debt Securities of the series affected.

DISCHARGE, TERMINATION AND COVENANT TERMINATION

     When we establish a series of Debt Securities, we may provide that such series is subject to the termination and discharge provisions of the applicable Indenture. If those provisions are made applicable, we may elect either:

     o to terminate and be discharged from all of our obligations with respect to those Debt Securities subject to some limitations; or

     o to be released from our obligations to comply with specified covenants relating to those Debt Securities, as described in the applicable prospectus supplement.

     To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant Trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those Debt Securities and any mandatory sinking fund or similar payments on those Debt Securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

     To establish such a trust we must deliver to the relevant Trustee an opinion of counsel to the effect that the holders of those Debt Securities:

     o will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

     o will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

     If we effect covenant termination with respect to any Debt Securities, the amount of deposit with the relevant Trustee must be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity. However, those Debt Securities may become due and payable prior to their stated maturity if there is an Event of Default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the Debt Securities at the time of the acceleration.

     The applicable  prospectus  supplement may further describe the provisions,
if  any,  permitting   termination  or  covenant   termination,   including  any
modifications to the provisions described above.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES

     The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with us from time to time, provided that if such Trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of March 1, 2001, we are authorized to issue up to 125,000,000 shares of stock, including up to 100,000,000 shares of common stock, par value $.001 per share, and up to 25,000,000 shares of preferred stock, par value $.001 per share. As of March 1, 2001, we had 46,012,288 shares of common stock and no shares of preferred stock outstanding. As of that date, we also had approximately 5,642,246 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans. This total includes an additional 600,000 shares initially reserved for our stock option plan by the board of directors on February 22, 2001, subject to the approval of our shareholders at the May 23, 2001 annual meeting. As of March 1, 2001, a total of 4,273,184 stock options were outstanding under all of our option plans.

     The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

COMMON STOCK

     Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. As of the date of this prospectus, the Texas Pacific Group holds 59.2% of our outstanding common stock and can elect 100% of the directors in any given election of directors.

     Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Denbury has never declared a cash dividend and intends to continue its policy of using retained earnings for expansion of its business.

     Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

     Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this Prospectus will also be fully paid and non-assessable.

     No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange and The Toronto Stock Exchange under the symbol "DNR." Any additional common stock we issue will also be listed on the NYSE and any other exchange on which our common stock is then traded.

PREFERRED STOCK

     Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. Our Certificate of Incorporation requires that the decision to create a series of preferred stock must be made by no fewer than 2/3 of the members of the board of directors. The following description of the terms of

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

the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

     o the series, the number of shares offered and the liquidation value of the preferred stock;

     o    the price at which the preferred stock will be issued;

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o    the liquidation preference of the preferred stock;

     o    the voting rights of the preferred stock;

     o whether the preferred stock is redeemable or subject to sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

     Any preferred stock will, when issued, be fully paid and non-assessable.

                        DESCRIPTION OF DEPOSITARY SHARES

     We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "Depositary" and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance and delivery of the preferred stock to the Depositary, we will cause the Depositary to issue the depositary receipts on our behalf.

     If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

     o the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

     o the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

     o if applicable, the redemption of depositary shares upon redemption by us of shares of preferred stock held by the Depositary;

     o if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the Depositary for debt securities or common stock;

     o if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

     o the terms upon which the deposit agreement may be amended and terminated;

     o    a summary of the fees to be paid by us to the Depositary;

     o    the terms upon which a Depositary may resign or be removed by us; and

     o any other terms of the depositary shares, the deposit agreement and the depositary receipts.

     If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the Depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Denbury, the holder will be entitled to receive at this office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the Depositary will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

     Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of preferred or common stock, either independently or together with other securities. Each series of warrants will be issued under a warrant agreement to be entered into between Denbury and a bank or trust company. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of such warrant agreement and the warrants.

     Each warrant will entitle the holder to purchase the number of shares of preferred or common stock at the exercise price set forth in, or calculable as set forth in any applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in any applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in any applicable prospectus supplement.

                              SELLING SHAREHOLDERS

     The selling shareholders may be our directors, executive officers, employees or certain holders of common stock, including the Texas Pacific Group, the holder of approximately 59.2% of our outstanding common stock. The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

     o    the names of the selling shareholders;

     o the number of shares of common stock held by each of the selling shareholders;

     o the percentage of the outstanding common stock held by each of the selling shareholders; and

     o the number of shares of common stock offered by each of the selling shareholders.

                              PLAN OF DISTRIBUTION

     We and any selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     The applicable prospectus supplement relating to the securities will set forth:

     o their offering terms, including the name or names of any underwriters, dealers or agents;

     o the purchase price of the securities and the proceeds to us from such sale;

     o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

     o    any initial public offering price;

     o    any  discounts  or  concessions   allowed  or  reallowed  or  paid  by
          underwriters or dealers to other dealers;

     o in the case of debt securities, the interest rate, maturity and redemption provisions; and

     o    any securities exchanges on which the securities may be listed.

     If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange and The Toronto Stock Exchange:

     o    at a fixed price or prices which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to such prevailing market prices; or

     o    at negotiated prices.

     The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If  so  indicated  in  the   prospectus   supplement,   we  will  authorize
underwriters,  dealers  or agents  to  solicit  offers  from  certain  specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Denbury to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and The Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

     Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, The Toronto Stock Exchange, in the over-the- counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Jenkens & Gilchrist, A Professional Corporation, Houston, Texas, will issue an opinion for Denbury regarding the legality of the securities offered by this prospectus and applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference from Denbury's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Information referenced or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom as of December 31, 2000 is based upon estimates of such reserves and present values audited by independent petroleum engineers DeGolyer and MacNaughton and such information as of December 31, 1999 and 1998 is based upon estimates of such reserves and present values audited by independent petroleum engineers Netherland, Sewell & Associates, Inc.

                                2,500,000 Shares

                             DENBURY RESOURCES LOGO

                             Denbury Resources Inc.

                                  Common Stock

                                 ---------------

                              PROSPECTUS SUPPLEMENT
                                  March 6, 2003
                                 ---------------

                                 LEHMAN BROTHERS
                                      LOGO